Exhibit 99.1

SPRINGLEAF HOLDINGS, INC. REPORTS SECOND QUARTER 2015 RESULTS
Evansville, IN, August 6, 2015 - Springleaf Holdings, Inc. (NYSE: LEAF), today reported a GAAP basis net loss of $12 million, or $0.09 per diluted share for the second quarter of 2015, compared with net income of $72 million or $0.63 per diluted share in the second quarter of 2014, which included a pretax gain of $35 million on the sale of real estate assets.
For Core Consumer Operations, core earnings (a non-GAAP measure) for the quarter were $67 million, a 14% increase from $59 million in the prior year quarter, and core earnings per diluted share (a non-GAAP measure) were $0.53 for the second quarter versus $0.52 in the prior year quarter1,2. Weighted average shares outstanding increased to 127.4 million for the second quarter 2015 from 115.2 million for the second quarter 2014 as a result of the company’s issuance of 19.4 million common shares on May 4, 2015.
Second Quarter Highlights

•
Consumer net finance receivables reached $4.3 billion at June 30, 2015, an increase of $909 million, or 27% from June 30, 2014, and up 10% from March 31, 2015. The $4.3 billion at June 30, 2015 included $632 million of direct auto loan receivables.

•	Consumer net finance receivables per branch were $5.2 million at June 30, 2015, up 27% from $4.1 million at June 30, 2014, and up 10% from $4.7 million at March 31, 2015.

•
Yield for our Consumer segment in the quarter was 26.50%, down 53 basis points from the second quarter of 2014, and risk-adjusted yield for our Consumer segment in the quarter was 21.64%, down 27 basis points from the second quarter of 2014.

•	The company originated $1.2 billion of total consumer loans in the second quarter, including $274 million of direct auto loan originations.

Jay Levine, President and CEO of Springleaf said, “We are very pleased to report another quarter of strong growth in core earnings, up 14% from the prior year quarter, as we continue to generate positive operating leverage from our key strategy of serving our customer base and growing receivables per branch. Once again this quarter, both branch receivables and branch originations grew well above 20% year-over-year and consumer receivables per branch reached $5.2 million. Also contributing to our strong performance this quarter was the meaningful improvement in our credit metrics, with the net charge-off and delinquency ratios showing meaningful declines from the first quarter of this year.”

1 Excludes the impact of charges related to fair value adjustments on debt and earnings attributable to non-controlling interests.
2 Core Earnings income taxes assume 37% statutory tax rate.

Core Consumer Operations: (Reported on a historical accounting basis, which is a non-GAAP measure. Refer to the reconciliation of non-GAAP to comparable GAAP measures on page 10.)
Consumer and Insurance
Consumer and Insurance pretax income was $76 million in the quarter versus $60 million in the second quarter of 2014, and $65 million in the first quarter of 20153.
Consumer net finance receivables reached $4.3 billion at June 30, 2015, an increase of 27% from June 30, 2014 and up 10% from March 31, 2015, driven by the ongoing use of advanced analytics to enhance the quality of new customer leads, as well as the continued strong growth in the direct auto loan product. Driven by these same factors, Consumer net finance receivables per branch continued to grow, reaching $5.2 million at June 30, 2015, up from $4.1 million at June 30, 2014 and $4.7 million at March 31, 2015.
Net interest income was $233 million in the quarter, up 30% from the prior year quarter and 8% from the prior quarter. Yield in the current quarter was 26.50%, down 53 basis points from the prior year quarter, and 38 basis points from the first quarter of 2015, reflecting the impact of the successful roll-out of the company’s direct-to-consumer auto loan product. Risk adjusted yield, representing yield less net charge-off rate, was 21.64% in the quarter, down 27 basis points from the second quarter of 2014 as the decline in yield more than offset the year-over-year improvement in net charge-offs. Risk adjusted yield grew 40 basis points from the first quarter of 2015 due to the significant reduction in charge-offs.
The annualized net charge-off ratio was 4.86% in the second quarter of 2015, versus 5.12% in the prior year quarter and 5.64% in the prior quarter.
The annualized gross charge-off ratio was 5.84% in the quarter, up 4 basis points from the prior year quarter, but 59 basis points lower than the first quarter 2015. Recovery ratio improved in the quarter to 98 basis points versus 68 basis points in the second quarter of 2014 and 79 basis points in the first quarter of 2015.
The 60+ delinquency ratio was 2.39% at quarter end, versus 2.28% at prior year quarter end and 2.53% at prior quarter end.
Acquisitions and Servicing
The Acquisitions and Servicing segment contributed $31 million to the company’s consolidated pretax income in the quarter. The entire Acquisitions and Servicing segment, which includes non-controlling interests, generated pretax income of $62 million in the quarter4, with net interest income of $98 million and a yield of 26.49%. Actual net finance receivables at quarter-end were $1.8 billion, down from $2.2 billion at June 30, 2014, and down from $1.9 billion at March 31, 2015. The principal balance of the portfolio was $2.3 billion at quarter-end versus $2.9 billion at June 30, 2014 and $2.4 billion at March 31, 2015.

The annualized net charge-off ratio improved to 5.07% in the quarter, versus 7.07% in the prior year quarter and 5.43% in the prior quarter.

3 Consumer and Insurance segment reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP).
4 Includes the impact of earnings attributable to non-controlling interests.

The annualized gross charge-off ratio was 5.75% in the quarter, down 203 basis points from the prior year quarter and down 31 basis points from the first quarter 2015. Recoveries continued to improve in the quarter at 68 basis points versus 63 basis points in the first quarter of 2015.
The 60+ delinquency ratio for the Acquisitions and Servicing segment was 3.75% at the end of the quarter, a decrease of 129 basis points from the prior year quarter end, and down 47 basis points from the prior quarter end.
Non-Core Portfolio: (Reported on a historical accounting basis, which is a non-GAAP measure.)
Legacy Real Estate and Other Non-Core
The Non-Core Portfolio (consisting of legacy real estate loans) generated a pretax loss of $43 million in the quarter. The loss resulted primarily from the reduction in interest earning assets attributable to real estate sales completed in 2014. The sale proceeds, which have been allocated to the Non-Core portfolio, are expected to be used to fund the purchase of OneMain and/or for general corporate purposes. At closing, the majority of the debt allocated to the Non-Core Portfolio will be re-allocated to the Core Consumer segment. The real estate portfolio was $0.8 billion at quarter end5., down from $7.3 billion from the prior year quarter end.
The Other Non-Core activities generated a pretax loss of $18 million6.
Liquidity and Capital Resources
As of June 30, 2015, the company had $5.2 billion of cash and highly liquid investment securities. The company had total outstanding debt of $9.7 billion at quarter-end, in a variety of debt instruments.
On May 4, 2015, the company issued approximately 19.4 million shares of common stock for net proceeds of approximately $976 million7. The proceeds may be used to fund the acquisition of OneMain and/or for general corporate purposes, which may include debt repurchases and repayments, capital expenditures and other possible acquisitions.
Proposed Acquisition of OneMain
As we reported previously, on March 22, 2015, we were notified by the Department of Justice (“DOJ”), Antitrust Division, that they would be reviewing the Proposed Acquisition from an antitrust perspective and we and OneMain subsequently met with, and provided information to, the DOJ staff on a voluntary basis. Thereafter, both parties received a voluntary request for information from the DOJ. On April 28, 2015, the DOJ also issued a Civil Investigative Demand (“CID”) to both parties. The voluntary request for information and the CID seek documentary materials and information regarding the Proposed Acquisition and the marketplace in which both parties operate. We have responded to the DOJ's request. As part of this process, on June 5, 2015, we, OneMain and the Department of Justice entered into a timing agreement whereby we and OneMain agreed not to consummate the Proposed Acquisition prior

5 Includes both Held for Investment and Held for Sale finance receivables.
6 Excludes one-time costs of $27 million.
7 Approximate total after deducting offering-related expenses totaling $24 million.

to September 10, 2015, in order to provide the DOJ with a sufficient opportunity to complete its review of the Proposed Acquisition from an antitrust perspective. In addition, we have been contacted by state Attorney General's offices, which may seek to coordinate their antitrust review of the Proposed Acquisition with the DOJ.
The review of the proposed acquisition of OneMain from an antitrust perspective has not yet been completed. The DOJ and certain state Attorneys General have expressed to Springleaf potential concerns with respect to the proposed acquisition. Springleaf expects to constructively engage with the DOJ and the states in an attempt to resolve any potential concerns. These discussions could result in a delay in the consummation of the proposed acquisition beyond the third quarter.

2015 Guidance
The company has established 2015 guidance ranges for certain metrics related to its Core Consumer Operations as follows:

	2Q15A1	2015E Guidance
Consumer Net Finance Receivables at Period End	$4.28bn	$4.70bn - $4.85bn
Consumer Yield	26.50%	26.00% - 26.50%
Consumer Net Charge-off Ratio	4.86%	5.00% - 5.50%
Consumer Risk-Adjusted Yield[2]	21.64%	20.50% - 21.50%
Acquisitions & Servicing Pretax Income[3]	$31mm	$105mm - $120mm

1.	Net Finance Receivables represents data as of June 30, 2015. All other metrics represent data for the quarter ended June 30, 2015.

2.	Risk Adjusted Yield = Yield less Net Charge-off rates.

3.	Excludes impact of earnings attributable to non-controlling interests.

Use of Non-GAAP Measures
We report the operating results of our Core Consumer Operations, Non-Core Portfolio and Other Non-Core using the same accounting basis that we employed prior to 2010 when we were acquired by Fortress (the “Fortress Acquisition”), which we refer to as “historical accounting basis,” to provide a consistent basis for both management and other interested third parties to better understand our operating results. The historical accounting basis, which is a basis of accounting other than accounting principles generally accepted in the United State of America (“U.S. GAAP”), also provides better comparability of the operating results of these segments to our competitors and other companies in the financial services industry. The historical accounting basis is not applicable to Acquisitions and Servicing since this segment resulted from the purchase of the SpringCastle Portfolio on April 1, 2013 and therefore, was not affected by the Fortress Acquisition.

Pretax Core Earnings is a key performance measure used by management in evaluating the performance of our Core Consumer Operations. Pretax Core Earnings represents our income (loss) before provision for

(benefit from) income taxes on a historical accounting basis and excludes results of operations from our Non-Core Portfolio (legacy real estate loans) and other non-originating legacy operations, gains (losses) resulting from accelerated long-term debt repayment and repurchases of long-term debt related to Core Consumer Operations (attributable to Springleaf), gains (losses) on fair value adjustments on debt related to Core Consumer Operations (attributable to Springleaf), and results of operations attributable to non-controlling interests. Pretax Core Earnings provides us with a key measure of our Core Consumer Operations’ performance as it assists us in comparing its performance on a consistent basis. Management believes Pretax Core Earnings is useful in assessing the profitability of our core business and uses Pretax Core Earnings in evaluating our operating performance. Pretax Core Earnings is a non-GAAP measure and should be considered in addition to, but not as a substitute for or superior to, operating income, net income, operating cash flow, and other measures of financial performance prepared in accordance with U.S. GAAP.

Conference Call & Webcast Information
Springleaf management will host a conference call and webcast to discuss our second quarter 2015 results and other general matters at 10:00 am Eastern on Thursday, August 6, 2015. Both the call and webcast are open to the general public. The general public is invited to listen to the call by dialing 877-330-3668 (U.S. domestic), or 678-304-6859 (international), conference ID 81060727, or via a live audio webcast through the Investor Relations section of the website. For those unable to listen to the live broadcast, a replay will be available on our website or by dialing 800-585-8367 (U.S. domestic), or 404-537-3406, conference ID 81060727, beginning approximately two hours after the event. The replay of the conference call will be available through August 20, 2015. An investor presentation will be available by visiting the Investor Relations page of Springleaf’s website at www.springleaf.com on Thursday, August 6, 2015, prior to the start of the conference call.
Forward Looking Statements
This presentation contains “forward‐looking statements” within the meaning of the U.S. federal securities laws. Forward‐looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, our 2015 guidance ranges and underlying assumptions and other statements, which are not statements of historical facts. Statements preceded by, followed by or that otherwise include the words “anticipate,” “appears,” “believe,” “foresee,” “intend,” “should,” “expect,” “estimate,” “project,” “plan,” “may,” “could,” “will,” “are likely” and similar expressions are intended to identify forward‐looking statements. These statements involve predictions of our future financial condition, performance, plans and strategies, and are thus dependent on a number of factors including, without limitation, assumptions and data that may be imprecise or incorrect. Specific factors that may impact performance or other predictions of future actions include, but are not limited to: various risks relating to the OneMain acquisition, including in respect of the satisfaction of closing conditions to the OneMain acquisition that are materially adverse to the business, financial condition or results of operations of the combined company; resolution of any potential concerns expressed to us by the DOJ and certain State Attorneys General with respect to the OneMain acquisition; unanticipated difficulties financing the purchase price of the OneMain acquisition; unanticipated expenditures relating to the OneMain acquisition; uncertainties as to the timing of the closing of the OneMain acquisition; litigation relating to the OneMain acquisition; the impact of the OneMain acquisition on each company’s relationships with employees and third parties; the inability to obtain, or delays in obtaining, cost savings and synergies from the OneMain acquisition and risks associated with the integration of the companies; changes in general economic conditions, including the interest rate environment and the financial markets; levels of unemployment and personal bankruptcies; shifts in residential real estate values; natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods; war, acts of terrorism, riots, civil disruption, pandemics, or other events disrupting business or commerce; changes in the rate at which we can collect or potentially sell our finance receivables portfolio; our ability to successfully realize the benefits of the SpringCastle Portfolio and the OneMain acquisition if completed; the effectiveness of our credit risk scoring models; changes in our ability to attract and retain employees or key executives; changes in the competitive environment in which we operate; shifts in collateral values, delinquencies, or credit losses; changes in federal, state and local laws, regulations, or regulatory policies and practices; potential liability relating to real estate and personal loans which we have sold or may sell in the future, or relating to securitized loans; the effect of future sales of our remaining portfolio of real estate loans and the transfer of servicing of these loans; the costs and effects of any litigation or governmental inquiries or investigations; our continued ability to access the capital markets or the sufficiency of our current sources of funds to satisfy our cash flow requirements; our ability to comply with our debt covenants; our ability to generate sufficient cash to service all of our indebtedness; the potential for downgrade of our debt by rating agencies; our substantial indebtedness, which could prevent us from meeting our obligations under our debt instruments and limit our ability to react to changes in the economy, or our ability to incur additional borrowings; the impacts of our securitizations and borrowings; our ability to maintain sufficient capital levels in our regulated and unregulated subsidiaries; changes in accounting standards or tax policies and practices and the application of such new policies and practices to the manner in which we conduct business; the material weakness that we have identified in our internal control over financial reporting; and other risks described in the “Risk Factors” section of the Company’s Form 10‐K filed with the SEC on March 16, 2015 and in other filings with the SEC. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward‐looking statements. We caution you not to place undue reliance on these forward‐looking statements that speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward‐looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. You should not rely on forward looking statements as the sole basis upon which to make any investment decision.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(dollars in millions except earnings (loss) per share)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Interest income:
Finance charges	$408	$530	$810	$1,078
Finance receivables held for sale originated as held for investment	5	3	9	7
Total interest income	413	533	819	1,085

Interest expense	171	192	329	397

Net interest income	242	341	490	688

Provision for finance receivable losses	80	115	167	276

Net interest income after provision for finance receivable losses	162	226	323	412

Other revenues:
Insurance	40	43	76	81
Investment	16	10	33	20
Net loss on repurchases and repayments of debt	—	—	—	(7)
Net gain (loss) on fair value adjustments on debt	—	1	—	(16)
Net gain on sales of real estate loans and related trust assets	—	35	—	90
Other	—	3	(2)	5
Total other revenues	56	92	107	173

Other expenses:
Operating expenses:
Salaries and benefits	112	92	205	184
Other operating expenses	75	60	140	118
Insurance losses and loss adjustment expenses	20	19	36	37
Total other expenses	207	171	381	339

Income before provision for (benefit from) income taxes	11	147	49	246

Provision for (benefit from) income taxes	(8)	44	(1)	75

Net income	19	103	50	171

Net income attributable to non-controlling interests	31	31	62	47

Net income (loss) attributable to Springleaf Holdings, Inc.	$(12)	$72	$(12)	$124

Share Data:
Weighted average number of shares outstanding:
Basic	127,411,208	114,788,439	121,253,548	114,788,439
Diluted	127,411,208	115,176,021	121,253,548	115,160,440
Earnings (loss) per share:
Basic	$(0.09)	$0.63	$(0.10)	$1.09
Diluted	$(0.09)	$0.63	$(0.10)	$1.08

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in millions)	June 30, 2015	December 31, 2014

Assets

Cash and cash equivalents	$3,594	$879
Investment securities	2,271	2,935
Net finance receivables:
Personal loans	4,300	3,831
SpringCastle Portfolio	1,764	1,979
Real estate loans	573	625
Retail sales finance	33	48
Net finance receivables	6,670	6,483
Allowance for finance receivable losses	(180)	(176)
Net finance receivables, less allowance for finance receivable losses	6,490	6,307
Finance receivables held for sale	193	205
Restricted cash and cash equivalents	333	218
Other assets	427	485

Total assets	$13,308	$11,029

Liabilities and Shareholders’ Equity

Long-term debt	$9,676	$8,356
Insurance claims and policyholder liabilities	458	446
Deferred and accrued taxes	116	152
Other liabilities	227	238
Total liabilities	10,477	9,192

Shareholders’ equity:
Common stock	1	1
Additional paid-in capital	1,522	529
Accumulated other comprehensive income (loss)	(7)	3
Retained earnings	1,480	1,492
Springleaf Holdings, Inc. shareholders’ equity	2,996	2,025
Non-controlling interests	(165)	(188)
Total shareholders’ equity	2,831	1,837

Total liabilities and shareholders’ equity	$13,308	$11,029

CORE KEY METRICS

(dollars in millions)	Three Months Ended June 30,		At or for the Six months ended June 30,
	2015	2014	2015	2014

Consumer and Insurance

Net finance receivables			$4,282	$3,373
Number of accounts			958,130	864,614

TDR finance receivables			$28	$16
Allowance for finance receivable losses - TDR			$7	$1
Provision for finance receivable losses - TDR	$6	$—	$10	$—

Average net receivables	$4,083	$3,267	$3,957	$3,202
Yield	26.50%	27.03%	26.68%	26.98%

Gross charge-off ratio	5.84%	5.80%	6.13%	5.68%
Recovery ratio	(0.98)%	(0.68)%	(0.89)%	(0.62)%
Charge-off ratio	4.86%	5.12%	5.24%	5.06%
Delinquency ratio			2.39%	2.28%

Origination volume	$1,192	$948	$2,060	$1,670
Number of accounts	223,307	211,503	380,710	372,744

Acquisitions and Servicing

Net finance receivables			$1,764	$2,202
Number of accounts			253,351	306,330

TDR finance receivables			$12	$5
Allowance for finance receivable losses - TDR			$3	$—
Provision for finance receivable losses - TDR	$—	$—	$1	$—

Average net receivables	$1,816	$2,270	$1,870	$2,348
Yield	26.49%	24.22%	26.64%	24.30%

Net charge-off ratio	5.07%	7.07%	5.25%	7.90%
Delinquency ratio			3.75%	5.04%

RECONCILIATION OF PGAAP AND HISTORICAL INCOME (NON-GAAP)

(dollars in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Income before provision for income taxes - push-down accounting basis	$11	$147	$49	$246
Interest income adjustments	(4)	(35)	(7)	(71)
Interest expense adjustments	32	36	62	64
Provision for finance receivable losses adjustments	7	2	9	2
Repurchases and repayments of long-term debt adjustments	—	—	—	(4)
Fair value adjustments on debt	—	—	—	8
Sales of finance receivables held for sale originated as held for investment adjustments	—	(58)	—	(175)
Amortization of other intangible assets	1	1	2	2
Other	3	2	6	2
Income before provision for income taxes - historical accounting basis	$50	$95	$121	$74

PRETAX CORE EARNINGS (NON-GAAP) RECONCILIATION

(dollars in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Income before provision for income taxes - historical accounting basis	$50	$95	$121	$74
Adjustments:
Pretax operating loss - Non-Core Portfolio Operations	43	23	91	128
Pretax operating loss - Other/non-originating legacy operations	45	7	58	10
Net loss from accelerated repayment/repurchase of debt - Core Consumer Operations (attributable to SHI)	—	—	—	1
Net loss on fair value adjustments on debt - Core Consumer Operations (attributable to SHI)	—	—	—	8
Pretax operating income attributable to non-controlling interests	(31)	(31)	(62)	(47)
Pretax core earnings	$107	$94	$208	$174

Springleaf Holdings, Inc.

Contact:
Craig Streem, 812-468-5752
craig.streem@springleaf.com

Source: Springleaf Holdings, Inc.

2Q 2015 Earnings Presentation

Three Months Ended June 30, 2015

Springleaf Holdings, Inc. (LEAF)

August 6, 2015

Springleaf Financial

Important Information

Non-GAAP Financial Measures

We present core earnings as a "non-GAAP financial measure" in this presentation. This measure is derived on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Please refer to the Financial Supplement hereto for a quantitative reconciliation from historical pretax income to pretax core earnings.

We also present our segment financial information on a historical accounting basis (which is a basis of accounting other than U.S. GAAP) in this presentation. This information represents a "non-GAAP measure" which uses the same accounting basis that we employed prior to the Fortress Acquisition. This presentation provides a consistent basis to better understand our operating results. Please refer to the Financial Supplement hereto for quantitative reconciliations from our push-down accounting pretax income (loss) to our historical pretax income for the first and second quarter 2015 and the second quarter 2014.

Springleaf Financial 3

2Q15 Key Highlights

2Q15 Earnings	▪ Core Earnings of $67 million and Core earnings per share of $0.53[(1)] ▪ GAAP loss per share of $0.09 ▪ Pretax ROA for Core earnings increased to 7.27%, up 48 bps year-over-year[(2)]
Key Branch Performance Indicators	▪ Consumer receivables of $4.3 billion, up 27% year-over-year[(3)] – Receivables per branch at $5.2 million vs. $4.1 million at prior year quarter end ▪ Origination volume of $1.2 billion, up 26% year-over-year ▪ Strong risk-adjusted yield of 21.64% for the quarter ▪ Net charge-off ratio for the quarter improved to 4.86% ▪ 60+ delinquency rate at the end of the quarter was 2.39%
Key Updates	▪ Issued 19.4 million shares of common stock for net proceeds of $976 million[(4)]

(1) *Pretax Core Earnings and Core Earnings (Historical) are non-GAAP measures. See page 18 for a reconciliation of Push-Down Accounting Pretax Income (Loss) to Pretax Core Earnings. Core Earnings income taxes assume 37% statutory tax rate.*

(2) *Pretax ROA represents Pretax Earnings as a percentage of average receivables annualized.*

Springleaf Financial 4

Branch Receivables Growth and Scalability

- Branch consumer receivables and origination volume increased 25+% year-over-year

Consumer Receivables Per Branch ($ mm)[1]

Proven History of Scalability

CAGR: 23.0%
CAGR: 24.2%
$5.5
$5.0
$4.5
$4.0
$3.5
$3.0
$2.5
$2.0
$2.5
$3.1
$3.8
$4.6
$3.4
$4.1
$5.2
12/31/11
12/31/12
12/31/13
12/31/14
6/30/13
6/30/14
6/30/15

Origination / Portfolio Mix[2]

	Personal Loan		Auto Loan
	Unsecured[3]	*Hard Secured*	
Avg. Loan Size	$4.1K	$5.6K	$12.3K
Avg. APR	30.2%	28.5%	19.6%
Avg. Vehicle Age	NA	~12 yrs	~6 yrs
Avg. Term	42 mos.	45 mos.	50 mos.
Avg. Borr. FICO	612	593	607
% Total 2Q15 Origination	46%	31%	23%
% Total Portfolio Receivables O/S	47%	38%	15%

(1) Consumer and Insurance segment reflects historical accounting basis (which is a basis of accounting other than U.S. GAAP).
(2) Table represents data for quarter ended June 30, 2015.
(3) Unsecured includes Soft Secured Personal Loans.

Springleaf Financial 5

Consumer Loan Performance

Consumer Credit Performance Remains Strong[1]

30.00%
25.00%
20.00%
15.00%
10.00%
5.00%
0.00%
24.10%
25.84%
26.99%
27.03%
26.95%
26.88%
26.50%
20.46%
22.03%
22.05%
21.91%
21.99%
21.24%
21.64%
3.64%
3.81%
4.94%
5.12%
4.96%
5.64%
4.86%
Net Charge-offs
Risk-Adjusted Yield[3]

	2012	2013[2]	2014	2Q14	4Q14	1Q15	2Q15
Gross Charge-offs	4.63%	4.66%	5.65%	5.80%	5.78%	6.43%	5.84%
Recoveries	(0.99%)	(0.85%)	(0.71%)	(0.68%)	(0.82%)	(0.79%)	(0.98%)
Net Charge-offs	**3.64%**	**3.81%**	**4.94%**	**5.12%**	**4.96%**	**5.64%**	**4.86%**
60+ Delinquency	2.75%	2.60%	2.82%	2.28%	2.82%	2.53%	2.39%

(2) *Charge-off rate excludes impact of $15 million of additional charge-offs recorded in March 2013 related to our change in charge-off policy and $23 million of recoveries on charged-off personal loans resulting from a sale of our previously charged-off finance receivables in June 2013, net of a $3 million adjustment for the subsequent buyback of certain personal loans.*

Springleaf Financial

6

2Q15 Financial Highlights

($ and Shares in millions)	2Q15	1Q15	2Q14
Consumer & Insurance	$76	$65	$60
Acquisitions & Servicing[(1)]	31	36	34
Pretax Core Earnings[(2)]	**$107**	**$101**	**$94**
Income Taxes[(3)]	(40)	(37)	($35)
Core Earnings[(2)]	**$67**	**$64**	**$59**
Net Income (Loss) Attributable to Springleaf	($12)	$0	$72
Per Share Data			
Core Earnings per Share - Diluted	$0.53	$0.55	$0.52
GAAP Earnings per Share - Diluted	($0.09)	$0.00	$0.63
WA Diluted Shares Outstanding	127.4	115.0	115.2

- **Issued 19.4 million shares of common stock for net proceeds of $976 million[(4)]; closed on May 4, 2015**
- **Issued 5-year revolving ABS; the first transaction of its kind in the asset class**
- **Strong and stable liquidity position - $5.2 billion of cash and highly liquid securities at June 30, 2015**
- **$2.15 billion[(5)] committed undrawn facilities, up from $1.3 billion at March 31, 2015**

(1) *Excludes impact of charges related to fair value adjustments on debt and earnings attributable to non-controlling interests.*
(2) *Pretax Core Earnings and Core Earnings (Historical) are non-GAAP measures. See page 18 for a reconciliation of Push-Down Accounting Pretax Income (Loss) to Pretax Core Earnings.*
(3) *Core Earnings income tax calculations assume a 37% statutory tax rate.*
(4) *Approximate total after deducting offering-related expenses totaling $24 million.*
(5) *Includes both Personal Loan and Auto Loan Conduits*

Springleaf Financial 7

2015 Guidance

Core Consumer Operations

	2Q15A	FY 2015E Range[1] Guidance as of 3/31/15			FY 2015E Range[1] Guidance as of 6/30/15		
Consumer Net Finance Receivables	$4.28bn	$4.50bn	—	$4.75bn	$4.70bn	—	$4.85bn
Consumer Yield	26.50%	26.00%	—	26.50%	26.00%	—	26.50%
Consumer Net Charge-off Ratio	4.86%	5.00%	—	5.50%	5.00%	—	5.50%
Consumer Risk Adjusted Yield[2]	21.64%	20.50%	—	21.50%	20.50%	—	21.50%
Acquisitions & Servicing Pretax Income[3]	$31mm	$100mm	—	$120mm	$105mm	—	$120mm

(1) Net Finance Receivables represents targeted range at 2015 year end; all other metrics represent targeted ranges for the full year 2015.
(2) Risk Adjusted Yield = Yield less Net Charge-off Rate.
(3) Excludes impact of charges related to fair value adjustments on debt and earnings attributable to non-controlling interests.

Springleaf Financial 8

Acquisitions and Servicing

- Pretax income for 2Q15 of $31 million versus $34 million in the prior year quarter(1)
- Solid credit performance with stable charge-off rate
- In March 2015, sold $232 and $131 million of the Class C and D SpringCastle 2014-A notes which had been held as an investment for excess funds.

Collateral & Funding Structure

	6/30/14	12/31/14	6/30/15
Principal Balance	$2.9bn	$2.6bn	$2.3bn
Wtd. Avg. Coupon	18.2%	18.1%	18.2%
Accounts	306,000	277,000	253,000
Avg. Balance(2)	$9,300	$9,300	$9,100
Avg. Net Charge-off Rate(3)	7.3%	5.3%(5)	5.3%
Outstanding Debt	$1.6bn	$2.4bn	$2.2bn

SpringCastle Credit Performance

Avg. Net Charge-off Rate (%)(3)

12.5%
10.0%
7.5%
5.0%
2.5%
0.0%
11.4%
7.3%
5.3%(5)
5.3%
At Purchase(4)
2Q14
4Q14(5)
2Q15

(1) Excludes impact of earnings attributable charges related to fair value adjustments on debt and to non-controlling interests.
(2) Average balances based on Principal Balance.
(3) Average Net Charge-off Rate calculated as a percentage of Principal Balance.
(4) At purchase represents data at time of settlement on April 1, 2013.
(5) Excludes one-time charge-off of $17 million of aged bankruptcy inventory in November 2014.

Springleaf Financial 10

Consolidated Balance Sheets (Push Down Accounting)

	(unaudited, in millions)	6/30/15	12/31/14
1	Cash and Cash Equivalents	$3,594	$879
2	Investment Securities	2,271	2,935
3	Net Finance Receivables:		
4	Personal Loans & Retail Sales Finance	4,333	3,879
5	SpringCastle Portfolio	1,764	1,979
6	Real Estate Loans	573	625
7	Total Net Finance Receivables	6,670	6,483
8	Allowance for Finance Receivable Losses	(180)	(176)
9	**Net Finance Receivables, Less Allowance**	**6,490**	**6,307**
10	Finance Receivables Held for Sale	193	205
11	Restricted Cash and Cash Equivalents	333	218
12	Other Assets	427	485
13	**Total Assets**	**$13,308**	**$11,029**
14	Long-Term Debt	$9,676	$8,356
15	Insurance Claims and Policyholder Liabilities	458	446
16	Deferred and Accrued Taxes	116	152
17	Other Liabilities	227	238
18	**Total Liabilities**	**10,477**	**9,192**
19	Springleaf Holdings, Inc. Shareholders' Equity	2,996	2,025
20	Non-Controlling Interests	(165)	(188)
21	**Total Shareholders' Equity**	**2,831**	**1,837**
22	**Total Liabilities and Shareholders' Equity**	**$13,308**	**$11,029**
23	Net Finance Receivables[(1)]	$6,721	$6,541
24	Allowance for Receivable Losses[(1)]	($221)	($228)
25	Debt[(1)]	$10,169	$8,946
26	Quarterly Interest Rate[(1)]	5.41%	5.52%

(1) Reflects historical accounting basis (a non-GAAP measure).

Springleaf Financial 11

Consolidated Income Statements (Push Down Accounting)

	(unaudited, in millions, except per share statistics)	2Q15	1Q15	2Q14
1	Finance Charges	$408	$402	$530
2	Finance Receivables Held for Sale Originated as Held for Investment	5	4	3
3	Total Interest Income	413	406	533
4	Interest Expense	(171)	(158)	(192)
5	Provision for Finance Receivable Losses	(80)	(87)	(115)
6	Net Interest Income after Provision	162	161	226
7	Insurance	40	36	43
8	Investment	16	17	10
9	Net Gain on Fair Value Adjustments on Debt	0	0	1
10	Net Gain on Sales of Real Estate Loans and Related Trust Assets	0	0	35
11	Other	0	(2)	3
12	Total Other Revenues	56	51	92
13	Operating Expenses[(1)]	(187)	(158)	(152)
14	Insurance Losses and Loss Adjustment Expenses	(20)	(16)	(19)
15	Total Other Expenses	(207)	(174)	(171)
16	**Pretax Income**	**11**	**38**	**147**
17	Less: Non-Controlling Interests	(31)	(31)	(31)
18	**Pretax Income (Loss) Attributable to Springleaf**	**(20)**	**7**	**116**
19	Income Taxes	8	(7)	(44)
20	**Net Income (Loss) Attributable to Springleaf**	**($12)**	**$0**	**$72**
21	Average Shares Outstanding - Diluted	127,411,208	115,027,470	115,176,021
22	Earnings per Share - Diluted	($0.09)	$0.00	$0.63
23	Estimated Core Earnings per Share - Diluted[(2)]	$0.53	$0.55	$0.52

Note: Core Earnings is a non-GAAP measure. Refer to page 18 for reconciliations to U.S. GAAP.

(1) Operating expenses for 1Q 2015 and 2Q 2015 include one-time costs of $3 million and $27 million, respectively.

(2) Core earnings include Consumer & Insurance (which are reported on a historical basis) and Acquisitions & Servicing segments. Core earnings per share assumes a 37% statutory tax rate.

Springleaf Financial 12

Core Earnings (Non-GAAP)

	(unaudited, in millions)	2Q15	1Q15	2Q14
1	Interest Income	$389	$383	$357
2	Interest Expense	(58)	(63)	(59)
3	Provision for Finance Receivable Losses	(77)	(83)	(89)
4	Net Interest Income after Provision	254	237	209
5	Insurance	40	36	43
6	Investment	14	18	12
7	Portfolio Servicing Fees from SpringCastle	13	14	17
8	Other[(1)]	2	2	5
9	Total Other Revenues	69	70	77
10	Operating Expenses	(152)	(145)	(125)
11	Portfolio Servicing Fees to Springleaf	(13)	(14)	(17)
12	Insurance Losses and Loss Adjustment Expenses	(20)	(16)	(19)
13	Total Other Expenses	(185)	(175)	(161)
14	**Pretax Core Earnings**	**138**	**132**	**125**
15	Less: Non-Controlling Interests	(31)	(31)	(31)
16	**Pretax Core Earnings Attributable to Springleaf**	**107**	**101**	**94**
17	Estimated Income Taxes[(2)]	(40)	(37)	(35)
18	**Estimated Core Earnings Attributable to Springleaf**	**$67**	**$64**	**$59**

Note: Core Earnings is a non-GAAP measure. Refer to page 18 for reconciliations to U.S. GAAP.

(1) Includes the non-controlling interests of the net gain on fair value adjustments on debt.

(2) Core earnings estimated income taxes assume a 37% statutory tax rate.

Springleaf Financial 13

Core: Consumer and Insurance Segment

	(unaudited, in millions)	2Q15	1Q15	2Q14
1	Interest Income	$269	$256	$220
2	Interest Expense	(36)	(40)	(41)
3	Provision for Finance Receivable Losses	(54)	(56)	(48)
4	Net Interest Income after Provision	179	160	131
5	Insurance	40	36	43
6	Investment	14	13	12
7	Other	2	2	3
8	Total Other Revenues	56	51	58
9	Operating Expenses	(139)	(130)	(110)
10	Insurance Losses and Loss Adjustment Expenses	(20)	(16)	(19)
11	Total Other Expenses	(159)	(146)	(129)
12	**Pretax Operating Income**	**$76**	**$65**	**$60**
13	Net Finance Receivables	$4,282	$3,895	$3,373
14	Average Net Receivables	$4,083	$3,831	$3,267
15	Yield	26.50%	26.88%	27.03%
16	Gross Charge-Off Ratio	5.84%	6.43%	5.80%
17	Recovery Ratio	-0.98%	-0.79%	-0.68%
18	Charge-Off Ratio	4.86%	5.64%	5.12%
19	Delinquency Ratio	2.39%	2.53%	2.28%
20	Origination Volume	$1,192	$868	$948

Springleaf Financial 14

Core: Acquisitions and Servicing Segment

	(unaudited, in millions)	2Q15	1Q15	2Q14
1	Interest Income	$120	$127	$137
2	Interest Expense	(22)	(23)	(18)
3	Provision for Finance Receivable Losses	(23)	(27)	(41)
4	Net Interest Income after Provision	75	77	78
5	Investment	0	5	0
6	Portfolio Servicing Fees from SpringCastle	13	14	17
7	Net Gain on Fair Value Adjustments on Debt	0	0	1
8	Other	0	0	1
9	Total Other Revenues	13	19	19
10	Operating Expenses	(13)	(15)	(15)
11	Portfolio Servicing Fees to Springleaf(1)	(13)	(14)	(17)
12	Total Other Expenses	(26)	(29)	(32)
13	**Pretax Operating Income**	**62**	**67**	**65**
14	Less: Non-Controlling Interests(1)	(31)	(31)	(31)
15	**Pretax Operating Income Attributable to Springleaf**	**$31**	**$36**	**$34**
16	Net Finance Receivables	$1,764	$1,868	$2,202
17	Average Net Receivables	$1,816	$1,923	$2,270
18	Principal Balance(2)	$2,301	$2,431	$2,851
19	Yield	26.49%	26.78%	24.22%

Note: Acquisitions and Servicing segment does not include certain adjustments that reconcile it to pretax Core Earnings.

(1) Springleaf incurs 47% of servicing expenses. The remaining 53% is netted through non-controlling interests.

(2) Principal Balance is a non-GAAP measure.

Springleaf Financial 15

Non-Core: Real Estate Segment

	(unaudited, in millions)	2Q15	1Q15	2Q14
1	Interest Income	17	18	137
2	Interest Expense	(59)	(60)	(95)
3	Provision - TDR	(1)	(1)	(21)
4	Provision - Non-TDR	6	(1)	1
5	Net Interest Income (Loss) after Provision	(37)	(44)	22
6	Investment	3	5	0
7	Net Loss on Sales of Real Estate Loans and Related Trust Assets	0	0	(23)
8	Other	0	(2)	(1)
9	Total Other Revenues	3	3	(24)
10	Operating Expenses	(9)	(7)	(21)
11	Total Other Expenses	(9)	(7)	(21)
12	**Pretax Operating Loss**	**($43)**	**($48)**	**($23)**
13	Net Finance Receivables	$619	$646	$7,323
14	Average Net Receivables	$632	$660	$7,881
15	TDR Finance Receivables	$160	$159	$2,972
16	Loss Ratio	3.81%	4.69%	1.94%

Springleaf Financial 16

Non-Core: Other

	(unaudited, in millions)	2Q15	1Q15	2Q14
1	Interest Income	$3	$2	$4
2	Interest Expense	(22)	(10)	(2)
3	Provision for Finance Receivable Losses	(1)	0	(4)
4	Net Interest Loss after Provision	(20)	(8)	(2)
5	Operating Expenses[(1)]	(25)	(5)	(5)
6	Total Other Expenses	(25)	(5)	(5)
7	**Pretax Operating Loss**	**($45)**	**($13)**	**($7)**
8	Net Finance Receivables	$56	$66	$118

(1) Operating expenses for 1Q 2015 and 2Q 2015 include one-time costs of $3 million and $27 million, respectively.

Springleaf Financial 17

Reconciliation – Push-Down Accounting to Historical / Pretax Core Earnings

	(unaudited, in millions)	2Q15	1Q15	2Q14
1	**Push-Down Accounting Pretax Income (Loss) Attributable to Springleaf[1]**	**($20)**	**$7**	**$116**
2	Finance Charges	(2)	(2)	(35)
3	Finance Receivables Held for Sale Originated as Held for Investment	(2)	(1)	0
4	Total Interest Income	(4)	(3)	(35)
5	Interest Expense	32	30	36
6	Provision for Finance Receivable Losses	7	2	2
7	Net Interest Loss after Provision	35	29	3
8	Investment	1	1	2
9	Sales of Real Estate Loans and Related Trust Assets	0	0	(58)
10	Other	2	2	0
11	Total Other Revenues	3	3	(56)
12	Operating Expenses	1	1	1
13	Total Other Expenses	1	1	1
14	**Historical Pretax Income Attributable to Springleaf[1]**	**$19**	**$40**	**$64**
	Adjustments:			
15	Pretax Operating Loss - Non-Core Portfolio Operations	43	48	23
16	Pretax Operating Loss - Other / Non-Originating Legacy Operations	45	13	7
17	Total Adjustments	88	61	30
18	**Pretax Core Earnings Attributable to Springleaf[1]**	**$107**	**$101**	**$94**

(1) Pretax earnings attributable to Springleaf Holdings, Inc., which excludes non-controlling interests.

Springleaf Financial 18